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                                                                   EXHIBIT 99



(PROVINCE HEALTHCARE LOGO)

                                             NEWS RELEASE
                                             FOR IMMEDIATE RELEASE

                                             CONTACT: PAMELA L. JETER
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             (615) 370-1377

        PROVINCE HEALTHCARE COMPLETES ACQUISITION OF NEW MEXICO HOSPITAL

         Brentwood, TN, June 2, 2004 - Province Healthcare Company (NYSE: PRV) today announced that it has completed the acquisition, through a long-term lease, of Memorial Medical Center in Las Cruces, New Mexico.

         The 286-bed hospital was acquired, effective June 1, 2004, from The City of Las Cruces, New Mexico and The County of Dona Ana for approximately $150 million. Memorial Medical Center currently has annualized revenues of approximately $144 million and serves an area of approximately 250,000 people.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 20 general acute care hospitals in 12 states with a total of 2,486 licensed beds. The Company also provides management services to 36 non-urban hospitals in 14 states with a total of 3,033 licensed beds.


CONTACT: Pamela L. Jeter, Province Healthcare Company (PRV) at (615)370-1377